UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
BIGBEAR.AI HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other than Registrant)
Payment of Filing Fee (check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BIGBEAR.AI HOLDINGS, INC.
7950 Jones Branch Drive, McLean, Virginia  22102
Notice of Special Meeting of Stockholders to
be Held on March 31, 2025
Dear BigBear.ai Stockholders:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of BigBear.ai Holdings, Inc. (the “Company,” BigBear.ai,” “us,” “we” or, when used in the possessive form, “our”) to be held on March 31, 2025, at 2:00 p.m., Eastern Time. The Special Meeting will be a completely virtual meeting conducted via live webcast. You will be able to attend the Special Meeting online, vote your shares electronically and submit your questions during the Special Meeting by visiting https://www.cstproxy.com/bigbearai/sm2025. Be sure to have your 12-digit control number included on your proxy card or the instructions that accompanied your proxy materials in order to join the Special Meeting.
At the Special Meeting, stockholders will be asked to consider and act upon the following matters:
1.To approve, for purposes of complying with Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of our common stock upon the conversion of our 6.00% Convertible Senior Secured Notes due 2029 (the “New Convertible Notes”) as well as the issuance of shares of our common stock at our option in lieu of cash interest payments on the New Convertible Notes; and
2.To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1.
Stockholders of record at the close of business on February 28, 2025 will be entitled to notice of and to vote at the Special Meeting or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 7950 Jones Branch Drive, McLean, Virginia 22102, for a period of ten days prior to the Special Meeting and will be available on the virtual meeting site for those stockholders who have joined the meeting using their 12-digit control number. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.
Whether or not you expect to attend the Special Meeting, we urge you to vote. You may submit your proxy online or by completing, signing, dating and returning the enclosed proxy card or voting instruction form. If you decide to attend the Special Meeting, you will be able to vote electronically, even if you have previously submitted your proxy.

By Order of the Board of Directors,
Carolyn Blankenship
General Counsel and Secretary
[ ], 2025

This Notice of Special Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about [ ], 2025.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders
This Proxy Statement is available at https://www.cstproxy.com/bigbearai/sm2025

BIGBEAR.AI HOLDINGS, INC.
7950 Jones Branch Drive, McLean, Virginia 22102
PROXY STATEMENT
For the Special Meeting of Stockholders to be Held on March 31, 2025
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BigBear.ai Holdings, Inc. (the “Company,” “BigBear.ai,” “we,” “us” or, when used in the possessive form, “our”) for use at the Special Meeting of Stockholders (“Special Meeting”) to be held on March 31, 2025, beginning at 2:00 p.m., Eastern Time, and at any continuation, postponement or adjournment of the Special Meeting.
The Special Meeting will be a completely virtual meeting, conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting https://www.cstproxy.com/bigbearai/sm2025 and entering your 12-digit control number included on your proxy card.
The Board has fixed the close of business on February 28, 2025 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. This Proxy Statement and the enclosed proxy are being issued by the Company and are intended to be mailed on or about [ ], 2025, to all holders of common stock as of the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MARCH 31, 2025
THIS PROXY STATEMENT IS ALSO AVAILABLE ONLINE AT WWW.PROXYVOTE.COM.
INFORMATION ABOUT THIS PROXY STATEMENT
Q: Why you received this Proxy Statement?
You have received these proxy materials because the Company’s Board is soliciting your proxy to vote your shares at the Special Meeting. This Proxy Statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
INFORMATION ABOUT THE SPECIAL MEETING AND VOTING
Q: What is the purpose of the Special Meeting?
At our Special Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including:
1.the approval, for purposes of complying with Section 312.03 of the NYSE Listed Company Manual, of the issuance of shares of our common stock upon the conversion of our 6.00% Convertible Senior Secured Notes due 2029 (the “New Convertible Notes”) as well as the issuance of shares of our common stock at our option in lieu of cash interest payments on the New Convertible Notes (“Proposal 1”); and
2.the approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal 1 (“Proposal 2”).
Q: Who is entitled to vote?
You are entitled to vote at the Special Meeting, or any continuation, postponement or adjournment of the Special Meeting, only if you were a stockholder of record at the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. Holders of shares of our common stock are entitled to one vote per share.

Q: Who can attend the Special Meeting?
We have decided to hold the Special Meeting entirely online. You may attend the Special Meeting online only if you are a stockholder who is entitled to vote at the Special Meeting, or if you hold a valid proxy for the Special Meeting. You may attend and participate in the Special Meeting by visiting the following website: https://www.cstproxy.com/bigbearai/sm2025. To attend and participate in the Special Meeting, you will need the 12-digit control number included on your proxy card. If your shares are held in “street name,” as described below, you should contact your broker or other nominee to obtain your 12-digit control number or otherwise vote through the broker or other nominee. You will need to obtain your own Internet access if you choose to attend the Special Meeting online and/or vote over the Internet. If you lose your 12-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 2:00 p.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin 15 minutes before the meeting time, and you should allow ample time for check-in procedures.
Q: What constitutes a quorum?
Holders of record of a majority of the voting power of the issued and outstanding shares of our capital stock entitled to vote at the Special Meeting, present in person or represented by proxy, constitute a quorum. Further, for purposes of establishing a quorum, shares our common stock that a stockholder holds and that are represented by their proxy even if the stockholder does not vote on one or more of the matters to be voted upon at the Special Meeting are counted as present. Each holder of our common stock is entitled to one vote for each share held as of the Record Date. As of the Record Date, 284,865,429 shares of our common stock were outstanding and entitled to vote.
Q: How do I vote?
Beneficial Stockholders. If your shares are held in “street name” through a broker, bank, trustee or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank, trustee or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.
Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Special Meeting at https://www.cstproxy.com/bigbearai/sm2025. You will need to log in by entering your unique 12-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Special Meeting in the following ways:
1.By Internet: You can vote over the Internet at www.cstproxyvote.com by following the instructions on the proxy card and the website; or
2.By Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.
Proxies submitted via the Internet must be received by 11:59 p.m., Eastern Time, on March 30, 2025.
Q: Can I change or revoke my proxy after I have delivered my proxy?
Beneficial Owners. If your shares are held in “street name” through a broker, bank, trustee or other nominee, please follow the instructions provided by your broker, bank, trustee or other nominee as to how you may change your vote or cast your vote electronically at the Special Meeting.

Stockholders of Record. Prior to the Special Meeting, you may change your vote by submitting a later dated proxy in one of the manners authorized and described in this Proxy Statement. You may also give a written notice of revocation to our General Counsel and Secretary, as long as it is delivered to our General Counsel and Secretary at our headquarters at 7950 Jones Branch Drive, McLean, Virginia 22102, on or before March 30, 2025. You also may revoke any proxy given pursuant to this solicitation by attending the Special Meeting and voting electronically. However, the mere attendance of a stockholder at the Special Meeting will not revoke a proxy previously given unless you follow one of the revocation procedures referenced above.
Q: Will my shares be voted if I don’t return my proxy?
If your shares are registered directly in your name, your shares will not be voted if you do not return your proxy or vote by virtual ballot at the Special Meeting. If your shares are held in “street name” by a broker, bank, trustee or other nominee, that person, as the record holder of your shares, is required to vote your shares according to your instructions. Your broker, bank, trustee or other nominee will send you directions on how to vote those shares. Under applicable stock exchange rules, brokers or other nominees have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Each of Proposal 1 and Proposal 2 is considered “non-routine.” Therefore, if you do not provide voting instructions to your broker, bank, trustee or other nominee, they may not vote your shares with respect to either Proposal 1 or Proposal 2. We encourage you to provide voting instructions. This ensures your shares will be voted at the Special Meeting in the manner you desire.
Q: What if I do not specify how my shares are to be voted?
Beneficial Owners. If you are a beneficial owner and you do not provide the broker, bank, trustee or other nominee that holds your shares with voting instructions, the broker, bank, trustee or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, broker, bank, trustee or other nominee have discretionary voting power with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. If a broker, bank, trustee or other nominee lacks discretionary voting power and you fail to provide voting instructions for your shares, a broker non-vote occurs. Each of Proposal 1 and Proposal 2 is considered “non-routine.” Therefore, if you do not provide voting instructions to your broker, bank, trustee or other nominee, they may not vote your shares with respect to either Proposal 1 or Proposal 2.
Stockholders of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will not be voted for either Proposal 1 or Proposal 2.
Q: What is the vote required to approve each matter?
Proposal 1: Approval of Common Stock Issuance. The affirmative vote of a majority of the voting power of the shares of our stock present in person or represented by proxy and entitled to vote on the proposal is required for approval of Proposal 1. Abstentions will have the same effect as a vote “against” Proposal 1, and broker non-votes will have no effect on the outcome of Proposal 1. The Board recommends that you vote “FOR” Proposal 1.
Proposal 2: Approval of the Adjournment of the Special Meeting. The affirmative vote of a majority of the voting power of the shares of our stock present in person or represented by proxy and entitled to vote on the proposal is required for approval of Proposal 2. Abstentions will have the same effect as a vote “against” Proposal 2, and broker non-votes will have no effect on the outcome of Proposal 2. The Board recommends that you vote “FOR” Proposal 2.
Q: How are votes counted?
Votes will be counted by the inspector of election appointed for the Special Meeting by the Board. The inspector of election will separately count “FOR” and “AGAINST” votes, abstentions and broker non-votes. The Board has appointed the General Counsel to serve as the inspector of election at the Special Meeting.

Q: Are there other matters to be voted on at the Special Meeting?
No. The only matters to be voted on at the Special Meeting are Proposals 1 and 2. Under Section 2.03(B) of our Amended and Restated Bylaws, only the matters indicated in the notice of meeting accompanying this Proxy Statement may be transacted at the Special Meeting.
Q: Why hold a virtual meeting?
We believe that hosting a virtual meeting is in the best interest of the Company and its stockholders. A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Special Meeting online by visiting https://www.cstproxy.com/bigbearai/sm2025. You also will be able to vote your shares electronically at the Special Meeting by following the instructions above.
Q: What if during the check-in time or during the Special Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on https://www.cstproxy.com/bigbearai/sm2025.
Q: Will there be a question and answer session during the Special Meeting?
As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the meeting matters, for 15 minutes after the completion of the Special Meeting. Only stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?” will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and must relate to the meeting matters. We will not address questions that are, among other things:
•irrelevant to the business of the Special Meeting;
•related to material non-public information of the Company;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two-question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the Chair, General Counsel or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the meeting?”.
Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2025 Annual Meeting of Stockholders?
Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s Annual Meeting of Stockholders to be held in 2025, must have been received by the Company’s Secretary at our principal executive offices at 7950 Jones Branch Drive, McLean, Virginia 22102, no

later than December 27, 2024. Stockholders wishing to make a director nomination or bring a proposal before the 2025 Annual Meeting of Stockholders (other than pursuant to Rule 14a-8) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices at the address set forth above no later than the close of business on March 5, 2025 and not earlier than the close of business on February 3, 2025, assuming the Company does not change the date of the 2025 Annual Meeting of Stockholders by more than 30 days before or more than 70 days after the anniversary of the 2024 Annual Meeting. If so, the Company will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws (“Bylaws”) and be submitted in writing to the Secretary at the Company’s principal executive offices at the address set forth above.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the requirements set forth in Rule 14a-19 of the Exchange Act (the universal proxy rules), stockholders who intend to solicit proxies in support of director nominees, other than the Board's nominees, must also provide written notice to the Secretary that sets forth the information required by Rule 14a-19(b) of the Exchange Act. Such notice must be postmarked or transmitted electronically to the Company at its principal executive offices, no later than April 4, 2025.
Our Board encourages stockholders to attend the Special Meeting. Whether or not you plan to attend, you are urged to submit your proxy. Prompt response will greatly facilitate arrangements for the meeting and your cooperation will be appreciated. Stockholders who attend the Special Meeting by logging in with their 12-digit control number may vote their stock electronically at the meeting even though they may have sent in their proxies.

PROPOSAL 1

APPROVAL OF COMMON STOCK ISSUANCE
General
We are asking stockholders to approve, for purposes of complying with Section 312.03 of the NYSE Listed Company Manual, the issuance of the shares of our common stock upon the conversion of the Company’s 6.00% Convertible Senior Secured Notes due 2029 (the “New Convertible Notes”) pursuant to that certain Indenture dated 27, 2024, by and among us, Wilmington Trust, National Association, as trustee, and the guarantors party thereto (the “Indenture”), as well as the issuance of shares of our common stock at our option in lieu of cash interest payments on the New Convertible Notes, as described in more detail below.
Private Placement and Common Stock Issuance
On December 19, 2024, the Company entered into certain exchange agreements (the “Exchange Agreements”), each with the investor named therein (collectively, the “Investors”) pursuant to which the Company issued to the Investors $182.3 million in aggregate principal amount of the New Convertible Notes pursuant to the Indenture (the “Private Placement”), in exchange for approximately $182.3 million in aggregate principal amount of our existing 6.00% Convertible Senior Notes due 2026 (the “2026 Notes”) and approximately $0.4 million in cash, with such cash payment representing the accrued and unpaid interest on such 2026 Notes (the “Exchange Transaction”). The Exchange Transaction settled on December 27, 2024 (the “Closing”).
The New Convertible Notes are the Company’s senior, secured obligations and will accrue interest at a rate of (i) 6.00% per annum, if interest is paid in cash and (ii) 7.00% per annum, if the Company elects, subject to certain conditions, to pay interest in kind with the shares of its common stock, in each case payable semi-annually in arrears on June 15 and December 15 of each year, beginning on June 15, 2025; provided, that to the extent that the certain liquidity condition of the Company and its subsidiaries is not satisfied as of the last business day of any calendar month, then with respect to the period applicable to the interest payment date immediately following the month in which such liquidity condition is not satisfied, the interest rate will be (i) 9.00% per annum, if interest is paid in cash and (ii) 10.00% per annum, if the Company elects, subject to certain conditions, to pay interest in kind with the shares of its common stock (it being understood that such increased rate shall apply solely for such six-month period applicable to such interest payment date). The Company may, at its own election, pay interest in kind with the shares of its common stock, provided that the Company shall not issue any shares of its common stock in payment of any portion of any interest due and payable if, after giving effect to such issuance of shares of common stock in payment of any portion of any such interest payment, any noteholder, together with the other Attribution Parties (as defined in the Indenture) collectively would beneficially own in excess of 9.99% of the Company’s shares of common stock. However, until the Company has obtained the stockholder approval of Proposal 1, as contemplated by certain listing standards of the New York Stock Exchange (the “Requisite Stockholder Approval”), the Company may not elect to pay interest in kind with shares of its common stock.
The New Convertible Notes will mature on December 15, 2029, unless earlier converted, redeemed or repurchased. At any time before the close of business on the second scheduled trading day immediately before the maturity date, noteholders may convert their New Convertible Notes at their option into shares of the Company’s common stock, together, if applicable, with cash in lieu of any fractional share, at the then applicable conversion rate. However, until the Company has obtained the Requisite Stockholder Approval, the number of shares of common stock deliverable upon conversion of the New Convertible Notes will be limited to comply with these listing standards, and any shares of common stock that would otherwise have been deliverable upon conversion will instead be settled in cash. The initial conversion rate is 281.4491 shares of common stock per $1,000 principal amount of New Convertible Notes, which represents an initial conversion price of $3.5530 per share of the Company’s common stock. The conversion rate and conversion price are subject to customary adjustments upon the occurrence of certain events. In addition, if certain corporate events that constitute a “Make-Whole Fundamental Change” (as defined in the Indenture) occur, then the conversion rate will, in certain circumstances, be increased for a specified period of time.

Noteholders who convert their New Convertible Notes will also be entitled to an interest make-whole payment of up to 7.50% of the aggregate principal amount of New Convertible Notes converted, subject to reduction as further described in the Indenture. Interest make-whole payments are payable in cash or shares of common stock depending on the price of the Company’s common stock at conversion, subject to certain limitations including a limitation on the number of shares of common stock deliverable upon conversion of the New Convertible Notes to comply with New York Stock Exchange listing standards. Payment of the interest make-whole in shares will be at a price equal to 95% of the average of the daily volume-weighted average price per share of the Company’s common stock over an agreed upon period.
The New Convertible Notes will not be redeemable at the Company’s election before December 27, 2025. The New Convertible Notes will be redeemable, in whole but not in part (subject to certain limitations) for cash, at the Company’s option at any time, and from time to time, December 27, 2025 and prior to the close of business on November 16, 2029, but only if the last reported sale price per share of the Company’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the New Convertible Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If certain corporate events that constitute a “Fundamental Change” (as defined in the Indenture) occur, then, noteholders may require the Company to repurchase their New Convertible Notes for cash. The repurchase price will be equal to the principal amount of the New Convertible Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date, plus any remaining amounts that would be owed to, but excluding, the maturity date.
The New Convertible Notes are guaranteed by the guarantors and secured on a first-priority basis by substantially all assets of the Company and such guarantors, subject to certain exceptions. The Indenture contains certain specified events of default, the occurrence of which would entitle the holders of the New Convertible Notes to demand repayment of all outstanding principal and accrued interest on the New Convertible Notes, together with a make-whole payment as determined pursuant to the Indenture.
The Indenture contains a number of restrictive covenants and limitations, including a minimum liquidity covenant.
The Exchange Transaction and the guarantees have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other securities laws. The shares of common stock issuable upon conversion of the New Convertible Notes have not been registered under the Securities Act or any other securities laws, and the New Convertible Notes cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. Pursuant to the Exchange Agreements, the Company agreed to register the resale of shares of common stock issuable to the Investors (and certain transferees) upon conversion of the New Convertible Notes and the “Interest Shares” (as defined in the Indenture) under the Securities Act.
The foregoing description of the Indenture and the New Convertible Notes is only a summary and is qualified in its entirety by reference to the full text of the Indenture and the form of the certificate representing the New Convertible Notes, copies of which are attached as Exhibits 4.2 and 4.3, respectively, to the Company's Current Report on Form 8-K, filed with the SEC on December 30, 2024. You should read this summary together with the Indenture and the form of the certificate representing the New Convertible Notes.
Reasons for Stockholder Approval
Our common stock is listed on the New York Stock Exchange (“NYSE”). The NYSE Listed Company Manual Section 312.03 requires stockholder approval prior to the issuance of shares of common stock, or of securities convertible into or exercisable for common stock, in certain circumstances, including if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number and/or voting power of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Because if fully converted or if under certain circumstances the Company elects to pay interest in the form of common stock (without giving effect to the share issuance cap therein) the shares of common stock issuable in connection with the New Convertible Notes will represent more than 20% of the Company’s outstanding shares and/or voting power of common stock as of the date of the Exchange Agreements, we are seeking stockholder approval of Proposal 1 in respect of the issuance of shares of common stock upon conversion of the New Convertible Notes and the issuance of shares of common stock as payment of interest in lieu of cash on the New Convertible Notes, pursuant to NYSE Listed Company Manual Section 312.03 and in accordance with applicable provisions of the DGCL and the Company’s Second Amended and Restated Certificate of Incorporation.
No Preemptive Rights of Common Stock
Our stockholders have no preemptive rights to acquire any shares issued by us under our Second Amended and Restated Certificate of Incorporation or otherwise. In addition, no share of our common stock is convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund.
Effect of the Common Stock Issuance upon Rights of Existing Stockholders
The principal effect upon the rights of our existing stockholders of issuance of our common stock contemplated pursuant to Proposal 1 will be a dilution in their current percentage ownership in the Company. Based on the number of shares of our common stock outstanding as of February 24, 2025, and assuming the full conversion of all New Convertible Notes at the maximum conversion rate and the issuance of the maximum number of shares of common stock in lieu of cash interest, the Investors in the Private Placement would collectively own approximately 27.9% of our outstanding common stock. Assuming the full conversion of all New Convertible Notes at the maximum conversion rate and the issuance of the maximum number of shares of common stock in lieu of cash interest, funds controlled by AE Industrial Partners would own approximately 16.3% of our outstanding common stock. The other remaining stockholders of the Company, who owned approximately 77.4% of our outstanding common stock prior to the issuance of the New Convertible Notes, would be substantially diluted from an ownership standpoint and would own approximately 55.7% of our outstanding common stock following such full conversion of the New Convertible Notes and the issuance of the maximum number of shares of common stock in lieu of cash interest. AE Industrial Partners has agreed with the Investors to vote the shares it beneficially owns “FOR” Proposal 1 and 2.
In addition, the resale of significant amounts of those shares, could materially and adversely affect the market price of our common stock.
Registration Rights
Under the terms of the Exchange Agreements, the Company agreed to file a registration statement covering the resale of the shares of common stock issuable upon conversion of, and in lieu of interest on, the New Convertible Notes within twenty-two (22) calendar days after the Closing. The Company made that filing, and the registration statement was declared effective on January 27, 2025.
Consequences if Stockholder Approval is Not Obtained
The Indenture provides that all conversions of the New Convertible Notes following March 31, 2025 that cannot be settled in shares of our common stock due to the Requisite Stockholder Approval not being obtained will be settled in cash, at a cash price equal to an amount derived from the volume weighted average price of shares of our common stock preceding the applicable conversion date. In addition, our election to pay interest in kind with shares of our common stock is subject to obtaining the Requisite Stockholder Approval. Therefore, absent such Requisite Stockholder Approval, the New Convertible Notes will only be convertible into, in the aggregate, the number of shares of our common stock issuable pursuant to the applicable NYSE rules and regulations, with the remainder to be paid in cash pursuant to the Indenture, and in addition we will be required to pay interest only in cash. We may not have sufficient cash on hand to settle such conversions or to pay interest in cash. If we are unable to settle such conversions or to pay interest in cash, we risk being in default under the Indenture and the New Convertible Notes being accelerated. Even if we are able to settle such conversions in cash or to pay interest in cash, our liquidity and financial condition would be materially and adversely impacted by such settlement or such payment.
Recommendation
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

PROPOSAL 2
APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING
The Board believes that if the number of shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting is insufficient to approve Proposal 1, it is in the best interests of the stockholders to enable the Company to continue to seek to obtain a sufficient number of additional votes to approve Proposal 1.
In this Proposal 2, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Special Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn the Special Meeting, and any adjourned session of the Special Meeting, to use the additional time to solicit additional proxies in favor of Proposal 1.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our common stock, as of February 24, 2025 for:
•each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of our common stock;
•each of our directors and named executive officers; and
•all of our directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the beneficial ownership percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the beneficial ownership percentage of any other person. The beneficial ownership of our common stock is based on 284,865,429 shares of common stock issued and outstanding as of February 24, 2025. Unless otherwise indicated below, the business address for each beneficial owner listed is c/o 7950 Jones Branch Drive, McLean, Virginia 22102.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock Outstanding
Holders of More than 5%
AE Industrial Partners Equityholders(1)	64,473,892	22.6%
Directors and Named Executive Officers
Sean Battle	50,000	*
Pamela Braden(2)	457,167	*
Peter Cannito(3)	309,424	*
Paul Fulchino(4)	259,692	*
Jeffrey Hart	—	*
Dorothy D. Hayes	209,401	*
Kirk Konert	—	*
Amanda Long(5)	1,388,763	*
Ted Tanner(6)	451,974	*
Julie Peffer(7)	607,559	*
All directors and executive officers as a group (11 individuals) (8)	2,938,546	1.0%

*	Less than one percent.
(1)
Based solely on its Schedule 13D/A filed on December 30, 2024, Michael R. Greene and David H. Rowe have shared voting and shared dispositive power over 64,473,892 shares of our common stock and Aeroequity GP, LLC and Pangiam Ultimate Holdings, LLC has shared voting and shared dispositive power over 63,982,145 shares of our common stock. BBAI Ultimate Holdings, LLC, AE BBAI Aggregator, LP and Pangiam Ultimate Holdings, LLC are controlled by AE Industrial Partners Fund II, LP, AE Industrial Partners Fund II-A, LP and AE Industrial Partners Fund II-B, LP (collectively, the “AE Partners Funds”). The general partner of the BBAI Ultimate Holdings, LLC is AE Industrial Partners Fund II GP, LP, which in turn is managed by its general partner AeroEquity GP, LLC. AE BBRED GP, LLC is the general partner of AE BBAI Aggregator, LP which the AE Partners Funds hold all interests in. AeroEquity GP, LLC is controlled by its managing members, Michael Greene and David Rowe. Messrs. Greene and Rowe make all voting and investment decisions with respect to the securities held by AE Industrial Partners. The business address of each of the foregoing entities and persons is 6700 Broken Sound Pkwy NW, Boca Raton, FL 33487.

(2)	Includes for Ms. Braden 5,385 shares of common stock underlying restricted stock units (“RSUs”) vesting within 60 days of February 24, 2025.
(3)	Includes for Mr. Cannito 6,462 shares of common stock underlying RSUs vesting within 60 days of February 24, 2025.
(4)	Includes for Mr. Fulchino 2,834 shares of common stock underlying RSUs vesting within 60 days of February 24, 2025.
(5)	Includes for Ms. Long 855,817 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of February 24, 2025.
(6)	Includes for Mr. Tanner 230,263 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of February 24, 2025, 60,002 shares of common stock underlying vested performance stock unit awards (the “PSUs”) that can be settled within 60 days of February 24, 2025 and 84,042 shares of common stock underlying RSUs vesting within 60 days of February 24, 2025.
(7)	Includes for Ms. Peffer 133,591 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of February 24, 2025, 112,945 shares of common stock underlying vested PSUs that can be settled within 60 days of February 24, 2025, and 58,845 shares of common stock underlying RSUs vesting within 60 days of February 24, 2025.
(8)	Includes for all current directors and executive officers 397,501 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of February 24, 2025, 274,012 vested PSUs that can be settled within 60 days of February 24, 2025 and 342,427 shares of common stock underlying RSUs vesting within 60 days of February 24, 2025.

OTHER MATTERS
There are no matters other than those discussed in the foregoing materials contemplated for action at the Special Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Special Meeting. The proxy card contains discretionary authority for them to do so.
COST OF PROXY SOLICITATION
The Company is paying the expenses of this proxy solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means. We may also engage the services of a proxy solicitor to assist in the solicitation of proxies and provide related advice and informational support for a services fee and the reimbursement of customary disbursements that are not expected to exceed $50,000 in the aggregate.
WHERE TO FIND ADDITIONAL INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. These filings are also available under the SEC Filing headings on the Investor Relations page of our website at https://ir.bigbear.ai/. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this Proxy Statement.
HOUSEHOLDING
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement by contacting the Company by mail to BigBear.ai Holdings, Inc., 7950 Jones Branch Drive, McLean, Virginia 22102, Attn: General Counsel and Secretary.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING ELECTRONICALLY, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES OVER THE INTERNET OR BY SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE.
By Order of the Board of Directors,
/s/ Carolyn Blankenship
Carolyn Blankenship
General Counsel and Secretary
[ ], 2025

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
Vote by Internet - QUICK ««« EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

BIGBEAR.AI HOLDINGS, INC.	Your Internet vote authorizes the named proxies
to vote your shares in the same manner as if you
marked, signed and returned your proxy card.
Votes submitted electronically over the Internet
must be received by 11:59 p.m., Eastern Time, on
March 30, 2025
INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting – If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend the special meeting, visit: https://www.cstproxy.com/bigbearai/sm2025

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY	Please mark your votes like this	☒

The Board of Directors recommends you vote					The Board of Directors recommends you vote
FOR Proposal 1.					FOR Proposal 2.

		For	Against	Abstain			For	Against	Abstain
1.	TO APPROVE, FOR PURPOSES OF COMPLYING WITH SECTION 312.03 OF THE NYSE LISTED COMPANY MANUAL, THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK UPON THE CONVERSION OF ITS 6.00% CONVERTIBLE SENIOR SECURED NOTES DUE 2029 (THE “NEW CONVERTIBLE NOTES”) AND SHARES OF THE COMPANY’S COMMON STOCK IN LIEU OF CASH INTEREST PAYMENTS ON THE NEW CONVERTIBLE NOTES	☐	☐	☐	2.	APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING	☐	☐	☐

NOTE: To transact other business as may properly come before the meeting or any adjournment, continuation or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONTROL NUMBER

Signature__________________________ Signature, if held jointly______________________ Date___________2025.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

BIGBEAR.AI HOLDINGS, INC.
SPECIAL MEETING OF STOCKHOLDERS
March 31, 2025 at 2:00 p.m. ET
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The stockholders(s) hereby appoint(s) Kevin McAleenan, Julie Peffer and Carolyn Blankenship, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BIGBEAR.AI HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 2:00 p.m. ET on March 31, 2025, at https://www.cstproxy.com/bigbearai/sm2025, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT SPECIFICALLY SET FORTH ON THE PROXY CARD AND IN THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION.

PLEASE REFER TO THE PROXY STATEMENT FOR A DISCUSSION OF THE PROPOSALS.

Continued and to be signed on reverse side